UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 29, 2024

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 29, 2024, Worthington Enterprises, Inc. (the "Registrant") announced that it has entered into a definitive agreement to acquire Hexagon Ragasco AS ("Ragasco"), a leading manufacturer of composite propane cylinders, from Hexagon Composites ASA ("Hexagon"). The purchase price for the acquisition of Ragasco, which is expected to close on June 3, 2024, will be approximately $98.0 million, subject to closing adjustments and a potential earnout that could, based upon Ragasco’s performance through 2024, either increase the purchase price by up to $9.0 million, or reduce the purchase price by up to $5.0 million. The purchase price will be sourced primarily from the Registrant’s existing cash.

Ragasco, which will operate within the Registrant’s Building Products segment, employs approximately 130 people and is headquartered in Raufoss, Norway.

The Registrant also announced on May 29, 2024 that it has entered into a joint venture with Hexagon, which will be comprised of the operating businesses that make up the Registrant’s Sustainable Energy Solutions segment. Pursuant to the transaction, which closed on May 29, 2024, Hexagon acquired a 49% stake in the joint venture for approximately $10 million. The Registrant holds a 49% stake in the joint venture, and the remaining 2% is held by members of the existing management team of the Registrant’s Sustainable Energy Solutions segment. In connection with the formation of the joint venture, the Registrant will record a one-time pre-tax loss, which, subject to an on-going analysis, is estimated to be in excess of $50.0 million.

The joint venture with Hexagon, will be based in Europe, employing approximately 500 people and operating facilities in Austria, Germany and Poland.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News Release by Worthington Enterprises, Inc. ("Worthington Enterprises Announces Planned Acquisition of Hexagon Ragasco and Sustainable Energy Solutions Joint Venture with Hexagon Composites")

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	May 29, 2024	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary